STATE OF IDAHO

                           [GREAT SEAL OF IDADO HERE]

                              DEPARTMENT OF STATE.

                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION

         I, ARNOLD WILLIAMS, Secretary of State of the State of Idaho, and legal custodian of the corporation records of the State of Idaho, do hereby certify that the


                   URANIUM DISCOVERY AND DEVELOPMENT COMPANY

a corporation organized and existing under and by virtue of the laws of the State of Idaho, filed in this office on the Twelfth day of February, 1962, original articles of amendment, as provided by Sections 30-146 and 30-147, Idaho Code, changing corporate name to KEYSTONE SILVER MINES, INC.

and that the said articles of amendment contain the statement of facts required by law, and are recorded on Film No. 114 of Record of Domestic Corporations of the State of Idaho.

         I THEREFORE FURTHER CERTIFY, That the Articles of Incorporation have been amended accordingly.


                                   IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State. Done at Boise City, the Capital of Idaho, this 12th day of February, A.D. 1962

                                                              Secretary of State

                    CERTIFICATE OF AMENDMENT OF ARTICLES OF

                INCORPORATION CHANGING NAME OF URANIUM DISCOVERY

             AND DEVELOPMENT COMPANY TO KEYSTONE SILVER MINES, INC.


         KNOW ALL MEN BY THESE PRESENTS, That at a special meeting of the shareholders of Uranium Discovery and Development Company held at the office of the company in Wallace, Idaho, on the 5th day of February, 1962, after due notice given at which more than a majority of the outstanding shares were present and voting and pursuant to resolution duly made, seconded and unanimously adopted, the Articles of Incorporation were amended as follows:

         Article I was amended to read:

                                  "ARTICLE I.

         The name of this corporation is, and shall be, Keystone Silver Mines, Inc."

         IN WITNESS WHEREOF, the President and Secretary of said corporation have hereunto set their hands this 6 day of February, 1962.


                                             /s/ Piatt Hull
                                             -------------------------
                                                             President


ATTEST:

/s/ H.F. Magnuson
---------------------------
Secretary


STATE OF IDAHO      )
                    ) ss.
County of Shoshone  )

         On this 6 day of February, 1962, before me, the undersigned, a Notary Public for the State of Idaho, personally appeared PIATT HULL and H.F. MAGNUSON, President and Secretary, respectively, of the Uranium Discovery and Development Company, the corporation who executed the foregoing Certificate of Amendment, and acknowledge to me that said corporation executed the same for the purposes and intents therein contained.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year in this certificate first above written.



                                      /s/ signature
                                     -------------------------------------------
                                     Notary Public in and for the State of Idaho
                                     Residing at Wallace, Idaho

                           CERTIFICATE OF APPOINTMENT
                              OF REGISTERED AGENT



KNOW ALL MEN BY THESE PRESENTS:

That KEYSTONE SILVER MINES INC.
     -----------------------------------------------
                    (Name of Corporation)

an Idaho corporation, pursuant to section 30-1-12, IDAHO CODE, and by authority of its Board of Directors, does hereby appoint Piatt Hull
                                              ---------------------------------,
                                                  (Name of Registered Agent)
of P.O. Box 709     , Wallace, Idaho, Idaho as its
  -----------------   --------------
  (street address)       (city)

Registered Agent in the State of Idaho, upon whom process issued by authority for under any law of the State of Idaho may be served.

         IN WITNESS WHEREOF the corporation has caused this certificate to be executed and verified by its President (or Vice-President) on this ________ day of May, 1979.

                                                 KEYSTONE SILVER MINES INC.
                                             -----------------------------------
                                                   (Name of Corporation)

                                             By: /s/ signature
                                                 -------------------------------
                                                   (President or Vice-President)

                                                 President
                                                 -------------------------------
                                                            (Title)


STATE OF IDAHO      )
                    ) ss.
County of Shoshone  )

         Subscribed and sworn to before me this 15 day of May, 1979.

                             IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal.

                                   /s/ signature
                             ----------------------------------------------

                             Notary Pubic in and for the State of Idaho
                             Residing at: Silverton, Idaho 83873